Exhibit 99.1

Quotient Limited Provides Positive Updates on MosaiQ’s Initial Serological Disease Screening and Expanded Immunohematology Microarrays, on Hypercare Launch and on a Successful Facility Audit and Reports Second Quarter Fiscal 2020 Financial Results

•	Positive results from the initial Serological Disease Screening microarray US field trial
•	Positive Verification and Validation data for expanded Immunohematology microarray
•	An additional three Hypercare launch sites initiated in 2019
•	Successful ISO 13485 : 2016 audit of MosaiQ microarray manufacturing facility
•	Second quarter product revenues ahead of plan growing 14% to $7.1 million

JERSEY, Channel Islands, November 4, 2019 (GLOBENEWSWIRE) -- Quotient Limited (NASDAQ: QTNT) (Quotient or the Company), a commercial-stage diagnostics company, provided updates on several important developments in connection with the transformational MosaiQ multiplexing platform. These included successful preliminary results from the US field trial for the initial serological disease screening (SDS I) microarray paving the way for the first (Food and Drug Administration (FDA) submission for MosaiQ; positive Verification and Validation (V&V) data for the expanded immunohematology (IH II) microarray, the final step required prior to the commencement of field trials in the United States and Europe; the successful conclusion of a follow up ISO 13485 : 2016 audit of its MosaiQ manufacturing facility; the initiation of another three hypercare launch sites and continued strong top line product revenue growth of 14% for the quarter ended September 30, 2019 in addition to the recognition of $750,000 of product development milestone payments.

“I am very pleased to report so many positive developments in connection with MosaiQ this quarter. We have successfully conducted our first US field trial for the SDS I panel. We also completed the critical V&V study for the IH II microarray with results that inspire our confidence in both its upcoming European and U.S. field trials and in its ultimate value for customers around the world” commented Franz Walt, Quotient’s Chief Executive Officer. Mr. Walt continued, “Add to this the successful completion of the recent MosaiQ manufacturing facility audit and the initiation of three additional hypercare launch sites, with customer feedback that has been very positive, all of which combine to make me feel confident that we are on track for meaningful commercial success in the near future.”

Expanded IH Antigen Assay V&V Data

Antigen Type	A	B	D	C	c	E	e	K	Cw
Concordance	99.6%	100%	99.3%	99.4%	99.7%	100%	100%	100%	100%
Antigen Type	k	Kpa	Fya	Fyb	Jka	Jkb	N	S	Leb
Concordance	98.9%	99.3%	98.8%	99.7%	98.6%	98.9%	100%	97.7%	98.1%

This study reflects 723 samples tested. Plans include the commencement of field trials in the fourth calendar quarter.

Preliminary Initial SDS Microarray US field trial performance

Pathogen	Sensitivity %	Specificity %
Syphilis	99.4%	99.7%
CMV	99.7%	94.8%

In the U.S. field trial, in excess of 5,000 samples were tested for Syphilis and for CMV.

MosaiQ Platform

MosaiQ, Quotient's next-generation platform is designed to deliver fast, comprehensive antigen typing, antibody detection and disease screening results, using a single low volume sample in a high throughput automated format. MosaiQ represents a transformative and highly disruptive unified testing platform for transfusion diagnostics. Feasibility has also been demonstrated with respect to the detection of nucleic acids (DNA or RNA) using the MosaiQ platform. Through MosaiQ, Quotient expects to deliver substantial value to donor testing laboratories worldwide by providing affordable, routine comprehensive characterization and screening of blood products, on a single automated instrument platform. MosaiQ is designed to radically reduce labor costs and complexity associated with existing practice.

Regulatory and Commercial Milestones

•

Initial European Regulatory Approval – Quotient filed for European regulatory approval for its initial MosaiQ immunohematology (IH) microarray in late September 2018 and was notified of its approval on April 30, 2019.

•	European Commercialization – Following the CE mark for the initial IH microarray, Quotient has commenced a hypercare launch with four of ten selected customers.
•

Ongoing Microarray Menu Development – Quotient’s planned activities for the expansion of the IH and SDS testing menus continue during the second half of calendar 2019 and include the completion of the V&V concordance study for the expanded IH microarray menu which we announced in October 2019.

•

Field Trials – Quotient expects to commence European field trials with the expanded IH microarray menu in the fourth quarter of calendar 2019 with U.S. field trial activity following shortly thereafter.  Quotient has completed U.S. field trial activity for the initial SDS microarray and expects to commence European and U.S. field trials for the expanded SDS microarray in the first half of calendar 2020.

•

Ongoing Regulatory Approval Process – Quotient completed a CE mark submission for the initial SDS microarray on June 30, 2019.  Quotient expects to file for U.S. regulatory approval for the initial SDS microarray during the fourth quarter of calendar year 2019. U.S. and European regulatory submissions for the expanded IH microarray are expected during the first half of calendar year 2020 and for the expanded SDS microarray in the second half of 2020.

Franz Walt commented “ We continue to deliver on the plans that we made over a year and a half ago. While not everything has gone according to plan some things like SDS I are progressing better than expected.There were also slight delays with IH II due to a raw material supply challenge, which we have now resolved, and delayed access to certain rare sample material required for verification testing.” Mr. Walt added, “We are now focused on menu expansion and market access and this quarter’s performance on key milestones reinforces my confidence on both fronts.”

Fiscal Second Quarter 2020 Financial Results

“The conventional reagent business recognized product sales of $7.1 million in the second quarter, up 14% year over year. Strong first half top line performance was driven by 7% growth in sales to original equipment manufacturer (OEM) customers, while direct product sales grew 28% ” said Franz Walt. Mr. Walt added, “Gross margin on product sales of 44.1% in the quarter was in line with the first quarter of fiscal 2020 and up from 27.1% last year, which was adversely impacted by incremental manufacturing costs related to bringing our Allan Robb Campus (ARC) on line while continuing to operate our previous conventional reagent production facility. Milestone payments earned from the approval for sale in the United States of certain rare antisera reagents developed for a key OEM customer contributed $0.7 million of other revenues in the quarter.”

Key revenue and profit results are summarized below (expressed in thousands):

	Quarter Ended		Six Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenue:
Product sales —OEM customers	$4,696	$4,378	$10,431	$10,025
Product sales — direct customers and distributors	2,400	1,869	4,834	4,086
Other revenues	750	—	750	19
Total revenue	$7,846	$6,247	$16,015	$14,130

Product sales from standing orders (%)	71%	70%	70%	67%

Gross profit	$3,876	$1,695	$7,481	$5,513
Gross profit as a % of total revenue	49.4%	27.1%	46.7%	39.0%
Gross margin on product sales (%)	44.1%	27.1%	44.1%	38.9%
Operating (loss)	$(18,441)	$(21,064)	$(36,864)	$(39,601)

Capital expenditures totaled $1.4 million in the quarter ended September 30, 2019, compared with $0.2 million in the quarter ended September 30, 2018.

Quotient ended the quarter with $72.8 million in available cash and other short-term investments and $151.0 million of debt and $8.7 million in an offsetting long-term cash reserve account.

Outlook for the fiscal year ending March 31, 2020

•

Total product sales are still expected to be in the range of $30 to $31 million for the full fiscal year. Other revenues (product development fees) of approximately $1.0 million are also expected in the fiscal year. Full year other revenues includes $0.7 million already earned in the first half of fiscal 2020. Forecasted other revenues assumes the receipt of milestone payments contingent upon achievement of regulatory approval for certain products under development. The receipt of such milestone payments involves risks and uncertainties.
•

Operating loss, reflecting incremental investments in our development priorities, is expected to be in the range of $75 to $80 million including approximately $18.5 million of non-cash expenses such as depreciation, amortization and stock compensation.

•	Capital expenditures are expected to be in the range of $5 to $7 million.

Product sales in the third quarter of fiscal 2020 are expected to be in the range of $7.1 to $7.5 million, compared with $6.7 million for the third quarter of fiscal 2019.

Quarterly product sales can fluctuate depending upon the shipment cycles for red blood cell based products, which account for approximately two-thirds of current product sales. These products typically experience 13 shipment cycles per year, equating to three shipments of each product per quarter, except for one quarter per year when four shipments occur. The timing of shipment of bulk antisera products to OEM customers may also move revenues from quarter to quarter. Some seasonality in demand is also experienced around holiday periods in both Europe and the United States. As a result of these factors, Quotient expects to continue to see seasonality and quarter-to-quarter variations in product sales. The timing of product development fees included in other revenues is mostly dependent upon the achievement of pre-negotiated project milestones.

Conference Call

Quotient will host a conference call on Monday, November 4th at 8:00 a.m. Eastern Time to discuss its second quarter fiscal 2020 financial results. Participants may access the call by dialing 1-877-407-0784 in the U.S. or 1-201-689-8560 outside the U.S. The conference call will be webcast live on the Company’s website at www.quotientbd.com.

A replay of this conference call will be available through November 11, 2019 by dialing 1-844-512-2921 in the U.S. or 1-412-317-6671 outside the U.S. The replay access code is 13695324.

About Quotient Limited

Building on 30 years of experience in transfusion diagnostics, Quotient is a commercial-stage diagnostics company committed to delivering solutions that reshape the way diagnostics is practiced. MosaiQ, Quotient’s proprietary multiplex microarray technology, offers the world’s first fully automated, consolidated testing platform, allowing for multiple tests across different modalities. MosaiQ is designed to be a game-changing solution, which Quotient believes will increase efficiencies, improve clinical practice, deliver significant workflow improvements, and operational cost savings to laboratories around the world. Quotient's operations are based in Eysins, Switzerland, Edinburgh, Scotland and Newtown, Pennsylvania.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements regarding our expectations of continued growth, the development, regulatory approval, commercialization and impact of MosaiQ and other new products (including the application of MosaiQ to infectious disease diagnostics), current estimates of third quarter and full year fiscal 2020 operating results and expectations regarding our future funding sources. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include delays or denials of regulatory approvals or clearances for products or applications; market acceptance of our products; the impact of competition; the impact of facility expansions and expanded product development, clinical, sales and marketing activities on operating expenses; delays or other unforeseen problems with respect to manufacturing, product development or field trial studies; adverse results in connection with any ongoing or future legal proceeding; continued or worsening adverse conditions in the general domestic and global economic markets; as well as the other risks set forth in the Company's filings with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Quotient disclaims any obligation to update these forward-looking statements.

The Quotient logo and MosaiQ™ are registered trademarks or trademarks of Quotient Limited and its subsidiaries in various jurisdictions.

CONTACT: Chris Lindop, Chief Financial Officer – chris.lindop@quotientbd.com; +41 799 61 69 38

Quotient Limited
Condensed Consolidated Statements Of Comprehensive Loss
(in thousands, except share and per share amounts)
(unaudited)

	Quarter Ended		Six Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenue:
Product sales	$7,096	$6,247	$15,265	$14,111
Other revenues	750	—	750	19
Total revenue	7,846	6,247	16,015	14,130
Cost of revenue	3,970	4,552	8,534	8,617
Gross profit	3,876	1,695	7,481	5,513
Operating expenses:
Sales and marketing	2,253	1,845	4,833	4,126
Research and development, net	13,083	12,998	24,736	25,568
General and administrative expense	6,981	7,916	14,776	15,420
Total operating expense	22,317	22,759	44,345	45,114
Operating loss	(18,441)	(21,064)	(36,864)	(39,601)
Other income (expense)
Interest expense, net	(7,291)	(5,819)	(13,376)	(8,935)
Other, net	(1,244)	(468)	(294)	(3,980)
Other expense, net	(8,535)	(6,287)	(13,670)	(12,915)
Loss before income taxes	(26,976)	(27,351)	(50,534)	(52,516)
Provision for income taxes	(14)	(11)	(27)	(22)
Net loss	$(26,990)	$(27,362)	$(50,561)	$(52,538)
Other comprehensive income (loss):
Change in fair value of effective portion of foreign currency cash flow hedges	$(158)	$(29)	$(278)	$(361)
Unrealized gain on short-term investments	47	221	194	247
Foreign currency (loss) gain	(11)	373	(1,025)	730
Provision for pension benefit obligation	48	36	96	72
Other comprehensive (loss) income	(74)	601	(1,013)	688
Comprehensive loss	$(27,064)	$(26,761)	$(51,574)	$(51,850)
Net loss available to ordinary shareholders - basic and diluted	$(26,990)	$(27,362)	$(50,561)	$(52,538)
Loss per share - basic and diluted	$(0.41)	$(0.53)	$(0.76)	$(1.07)
Weighted-average shares outstanding - basic and diluted	66,291,548	52,059,037	66,185,501	48,944,896

Quotient Limited
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	September 30, 2019	March 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$5,816	$4,096
Short-term investments	66,997	90,729
Trade accounts receivable, net	4,329	3,348
Inventories	18,060	15,551
Prepaid expenses and other current assets	3,744	3,202
Total current assets	98,946	116,926
Restricted cash	9,007	7,507
Property and equipment, net	42,041	47,293
Operating lease right-of-use assets	21,305	—
Intangible assets, net	663	751
Deferred income taxes	578	605
Other non-current assets	4,427	4,688
Total assets	$176,967	$177,770
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$3,942	$5,936
Accrued compensation and benefits	4,202	6,149
Accrued expenses and other current liabilities	13,511	12,458
Current portion of operating lease liability	2,822	—
Current portion of deferred lease rental benefit	—	435
Current portion of finance lease obligation	443	471
Total current liabilities	24,920	25,449
Long-term debt	151,021	121,855
Operating lease liability, less current portion	19,808	—
Deferred lease rental benefit, less current portion	—	1,144
Finance lease obligation, less current portion	620	865
Defined benefit pension plan obligation	7,639	7,368
7% Cumulative redeemable preference shares	19,900	19,375
Total liabilities	223,908	176,056
Total shareholders' (deficit) equity	(46,941)	1,714
Total liabilities and shareholders' equity (deficit)	$176,967	$177,770

Quotient Limited
Condensed Consolidated Statements of Cash Flows
(In Thousands)
(Unaudited)
	Six months ended September 30,
	2019	2018
OPERATING ACTIVITIES:
Net loss	$(50,561)	$(52,538)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,070	6,422
Share-based compensation	2,179	2,503
Increase in deferred lease rentals	148	197
Swiss pension obligation	363	309
Amortization of deferred debt issue costs	5,041	2,159
Accrued preference share dividends	525	525

Deferred income taxes	27	22
Net change in assets and liabilities:
Trade accounts receivable, net	(1,161)	201
Inventories	(2,874)	315
Accounts payable and accrued liabilities	(63)	(3,886)
Accrued compensation and benefits	(1,764)	(691)
Other assets	(648)	3,371
Net cash used in operating activities	(42,718)	(41,091)
INVESTING ACTIVITIES:
Increase in short-term investments	(15,000)	(59,000)
Realization of short-term investments	38,926	—
Purchase of property and equipment	(2,558)	(1,639)
Net cash generated from (used in) investing activities	21,368	(60,639)
FINANCING ACTIVITIES:
Repayment of finance leases	(210)	(231)
Proceeds from drawdown of new debt	25,000	36,000
Debt issuance costs and fees paid to noteholders	(874)	(1,213)
Proceeds from issuance of ordinary shares and warrants	377	49,242
Net cash generated from financing activities	24,293	83,798
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	277	3,800
Change in cash, cash equivalents and restricted cash	3,220	(14,132)
Beginning cash, cash equivalents and restricted cash	11,603	25,205
Ending cash, cash equivalents and restricted cash	$14,823	$11,073
Supplemental cash flow disclosures:
Income taxes paid	$—	$—
Interest paid	$7,239	$5,069
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$5,816	$3,562
Restricted cash	9,007	7,511
Total cash, cash equivalents and restricted cash	$14,823	$11,073